Exhibit 17(d)

Schedule of investments (unaudited)

May 31, 2014

ClearBridge Large Cap Growth Fund

Security	Shares	Value
Common Stocks — 98.8%
Consumer Discretionary — 16.6%
Hotels, Restaurants & Leisure — 1.9%
Yum! Brands Inc.	251,990	$19,481,347

Internet & Catalog Retail — 3.5%
Amazon.com Inc.	118,183	36,938,097	*

Media — 5.7%
Comcast Corp., Special Class A Shares	601,620	31,187,981
Walt Disney Co.	340,390	28,596,164

Total Media		59,784,145

Multiline Retail — 1.7%
Target Corp.	314,940	17,875,994

Specialty Retail — 2.8%
Home Depot Inc.	371,340	29,792,608

Textiles, Apparel & Luxury Goods — 1.0%
NIKE Inc., Class B Shares	136,399	10,490,447

Total Consumer Discretionary		174,362,638

Consumer Staples — 7.5%
Beverages — 4.3%
Anheuser-Busch InBev NV, ADR	231,830	25,482,754
Coca-Cola Co.	485,520	19,862,623

Total Beverages		45,345,377

Food & Staples Retailing — 3.2%
CVS Caremark Corp.	433,379	33,942,243

Total Consumer Staples		79,287,620

Energy — 5.4%
Energy Equipment & Services — 5.4%
Cameron International Corp.	393,440	25,160,488	*
Schlumberger Ltd.	306,090	31,845,604

Total Energy		57,006,092

Financials — 6.3%
Capital Markets — 3.9%
BlackRock Inc.	83,340	25,410,366
Charles Schwab Corp.	617,900	15,577,259

Total Capital Markets		40,987,625

Diversified Financial Services — 2.4%
CME Group Inc.	168,898	12,160,656
Nasdaq OMX Group Inc.	351,830	13,334,357

Total Diversified Financial Services		25,495,013

Total Financials		66,482,638

See Notes to Financial Statements.

ClearBridge Large Cap Growth Fund

Security	Shares	Value
Health Care — 17.6%
Biotechnology — 7.8%
Amgen Inc.	98,260	$11,397,177
Biogen Idec Inc.	115,030	36,737,131	*
Celgene Corp.	219,150	33,536,525	*

Total Biotechnology		81,670,833

Health Care Providers & Services — 2.4%
UnitedHealth Group Inc.	318,060	25,327,118

Life Sciences Tools & Services — 1.9%
Thermo Fisher Scientific Inc.	173,022	20,228,002

Pharmaceuticals — 5.5%
Bristol-Myers Squibb Co.	307,304	15,285,301
Johnson & Johnson	259,820	26,361,337
Zoetis Inc.	532,841	16,358,219

Total Pharmaceuticals		58,004,857

Total Health Care		185,230,810

Industrials — 8.8%
Air Freight & Logistics — 2.0%
United Parcel Service Inc., Class B Shares	199,260	20,699,129

Electrical Equipment — 1.8%
Eaton Corp. PLC	251,370	18,523,455

Industrial Conglomerates — 1.5%
General Electric Co.	605,450	16,220,005

Machinery — 1.2%
Caterpillar Inc.	122,660	12,539,532

Professional Services — 0.5%
Towers Watson & Co., Class A Shares	46,305	5,209,776

Trading Companies & Distributors — 1.8%
W. W. Grainger Inc.	75,040	19,388,085

Total Industrials		92,579,982

Information Technology — 34.1%
Communications Equipment — 2.9%
Juniper Networks Inc.	573,748	14,033,876	*
QUALCOMM Inc.	199,450	16,045,752

Total Communications Equipment		30,079,628

Internet Software & Services — 11.3%
Akamai Technologies Inc.	453,664	24,652,102	*
eBay Inc.	506,690	25,704,384	*
Facebook Inc., Class A Shares	282,620	17,889,846	*

See Notes to Financial Statements.

Schedule of investments (unaudited) (cont’d)

May 31, 2014

ClearBridge Large Cap Growth Fund

Security	Shares	Value
Internet Software & Services — continued
Google Inc., Class C Shares	37,628	$21,108,555	*
Google Inc., Class A Shares	37,628	21,510,046	*
LinkedIn Corp., Class A Shares	48,207	7,717,458	*

Total Internet Software & Services		118,582,391

IT Services — 3.1%
Visa Inc., Class A Shares	153,854	33,052,455

Semiconductors & Semiconductor Equipment — 4.2%
Broadcom Corp., Class A Shares	535,570	17,068,616
Texas Instruments Inc.	336,321	15,800,361
Xilinx Inc.	249,040	11,694,918

Total Semiconductors & Semiconductor Equipment		44,563,895

Software — 6.9%
Check Point Software Technologies Ltd.	172,343	11,112,677	*
Citrix Systems Inc.	341,560	21,166,473	*
Microsoft Corp.	556,060	22,765,096
Red Hat Inc.	361,730	18,129,908	*

Total Software		73,174,154

Technology Hardware, Storage & Peripherals — 5.7%
Apple Inc.	42,108	26,654,364
EMC Corp.	655,850	17,419,376
NetApp Inc.	436,275	16,146,538

Total Technology Hardware, Storage & Peripherals		60,220,278

Total Information Technology		359,672,801

Materials — 2.5%
Chemicals — 2.5%
Monsanto Co.	212,693	25,916,642

Total Investments before Short-Term Investments (Cost — $577,288,030)		1,040,539,223

See Notes to Financial Statements.

ClearBridge Large Cap Growth Fund

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 1.2%
Repurchase Agreements — 1.2%
Interest in $1,600,000,000 joint tri-party repurchase agreement dated 5/30/14 with RBS Securities Inc.; Proceeds at maturity — $9,574,986; (Fully collateralized by various U.S. government obligations, 0.125% to 3.875% due 1/1/15 to 2/15/43; Market value — $9,766,462)	0.050%	6/2/14	$9,574,946	$9,574,946

Interest in $549,443,000 joint tri-party repurchase agreement dated 5/30/14 with Deutsche Bank Securities Inc.; Proceeds at maturity — $3,288,073; (Fully collateralized by various U.S. government obligations, 0.000% to 3.125% due 2/15/15 to 2/15/43; Market value — $3,362,996)	0.070%	6/2/14	3,288,054	3,288,054

Total Short-Term Investments (Cost — $12,863,000)				12,863,000

Total Investments — 100.0% (Cost — $590,151,030#)				1,053,402,223

Other Assets in Excess of Liabilities — 0.0%				158,255

Total Net Assets — 100.0%				$1,053,560,478

*	Non-income producing security.
#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviation used in this schedule:

ADR —American Depositary Receipts

See Notes to Financial Statements.

Statement of assets and liabilities (unaudited)

May 31, 2014

Assets:
Investments, at value (Cost — $590,151,030)	$1,053,402,223
Cash	743
Dividends and interest receivable	1,812,057
Receivable for Fund shares sold	1,146,960
Prepaid expenses	84,442

Total Assets	1,056,446,425

Liabilities:
Payable for Fund shares repurchased	1,262,032
Investment management fee payable	654,480
Service and/or distribution fees payable	347,855
Trustees’ fees payable	19,230
Accrued expenses	602,350

Total Liabilities	2,885,947

Total Net Assets	$1,053,560,478

Net Assets:
Par value (Note 7)	$369
Paid-in capital in excess of par value	558,868,774
Undistributed net investment income	9,865
Accumulated net realized gain on investments	31,282,229
Net unrealized appreciation on investments and foreign currencies	463,399,241

Total Net Assets	$1,053,560,478

Shares Outstanding:
Class A	23,381,997
Class B	599,415
Class C	9,092,930
Class R	92,085
Class I	3,659,826
Class IS	71,471
Net Asset Value:
Class A (and redemption price)	$29.41
Class B*	$25.79
Class C*	$25.13
Class R (and redemption price)	$28.70
Class I (and redemption price)	$31.98
Class IS (and redemption price)	$31.98
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 5.75%)	$31.20

*	Redemption price per share is NAV of Class B and Class C shares reduced by a 5.00% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

Statement of operations (unaudited)

For the Six Months Ended May 31, 2014

Investment Income:
Dividends	$7,327,854
Interest	2,740
Less: Foreign taxes withheld	(124,815)

Total Investment Income	7,205,779

Expenses:
Investment management fee (Note 2)	3,865,072
Service and/or distribution fees (Notes 2 and 5)	2,077,077
Transfer agent fees (Note 5)	970,955
Registration fees	57,013
Fund accounting fees	43,571
Trustees’ fees	37,503
Shareholder reports	24,641
Legal fees	18,639
Audit and tax	17,548
Insurance	8,670
Custody fees	2,375
Miscellaneous expenses	5,630

Total Expenses	7,128,694

Less: Fee waivers and/or expense reimbursements (Notes 2 and 5)	(7,515)

Net Expenses	7,121,179

Net Investment Income	84,600

Realized and Unrealized Gain on Investments and Foreign Currency Transactions (Notes 1 and 3):
Net Realized Gain from Investment Transactions	33,995,108

Change in Net Unrealized Appreciation (Depreciation) From:
Investments	26,550,476
Foreign currencies	8,965

Change in Net Unrealized Appreciation (Depreciation)	26,559,441

Net Gain on Investments and Foreign Currency Transactions	60,554,549

Increase in Net Assets from Operations	$60,639,149

See Notes to Financial Statements.

Statements of changes in net assets

For the Six Months Ended May 31, 2014 (unaudited) and the Year Ended November 30, 2013	2014	2013
Operations:
Net investment income (loss)	$84,600	$(28,974)
Net realized gain	33,995,108	85,080,218
Change in net unrealized appreciation (depreciation)	26,559,441	166,352,499

Increase in Net Assets From Operations	60,639,149	251,403,743

Distributions to Shareholders From (Notes 1 and 6):
Net realized gains	(84,517,908)	(55,565,690)

Decrease in Net Assets From Distributions to Shareholders	(84,517,908)	(55,565,690)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	99,218,768	156,292,199
Reinvestment of distributions	79,413,978	52,817,516
Cost of shares repurchased	(111,289,060)	(195,213,751)

Increase in Net Assets From Fund Share Transactions	67,343,686	13,895,964

Increase in Net Assets	43,464,927	209,734,017

Net Assets:
Beginning of period	1,010,095,551	800,361,534

End of period*	$1,053,560,478	$1,010,095,551

*Includes undistributed net investment income and accumulated net investment loss, respectively, of:	$9,865	$(74,735)

See Notes to Financial Statements.

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended November 30, unless otherwise noted:

Class A Shares[1]	2014[2]	2013	2012	2011	2010	2009
Net asset value, beginning of period	$30.19	$24.29	$24.01	$22.95	$21.30	$14.92

Income (loss) from operations:

Net investment income (loss)	0.02	0.04	0.03	(0.02)	(0.07)	(0.03)
Net realized and unrealized gain	1.66	7.49	3.77	1.08	1.70	6.41
Proceeds from settlement of a regulatory matter	—	—	—	—	0.02	—
Total income from operations	1.68	7.53	3.80	1.06	1.65	6.38

Less distributions from:

Net realized gains	(2.46)	(1.63)	(3.52)	—	—	—
Total distributions	(2.46)	(1.63)	(3.52)	—	—	—

Net asset value, end of period	$29.41	$30.19	$24.29	$24.01	$22.95	$21.30
Total return[3]	6.13%	33.26%	18.49%	4.62%	7.75%[4,5]	42.76%[5]

Net assets, end of period (millions)	$688	$657	$535	$513	$662	$1,338

Ratios to average net assets:

Gross expenses	1.23%[6]	1.24%	1.29%	1.33%	1.40%	1.25%
Net expenses[7]	1.23 [6]	1.24	1.29	1.33	1.40	1.25
Net investment income (loss)	0.17 [6]	0.17	0.13	(0.09)	(0.33)	(0.16)

Portfolio turnover rate	9%	17%	12%	41%	14%	13%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended May 31, 2014 (unaudited).
[3]	Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.
[4]	The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 7.65%. Class A received $1,332,739 related to this distribution.
[5]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 7.65% and 42.49% for 2010 and 2009, respectively.
[6]	Annualized.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.

See Notes to Financial Statements.

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended November 30, unless otherwise noted:

Class B Shares[1]	2014[2]	2013	2012	2011	2010	2009
Net asset value, beginning of period	$26.92	$22.02	$22.27	$21.46	$19.46	$13.73

Income (loss) from operations:

Net investment loss	(0.11)	(0.19)	(0.17)	(0.21)	(0.21)	(0.14)
Net realized and unrealized gain	1.44	6.72	3.44	1.02	1.56	5.87
Proceeds from settlement of a regulatory matter	—	—	—	—	0.65	—
Total income from operations	1.33	6.53	3.27	0.81	2.00	5.73

Less distributions from:

Net realized gains	(2.46)	(1.63)	(3.52)	—	—	—
Total distributions	(2.46)	(1.63)	(3.52)	—	—	—

Net asset value, end of period	$25.79	$26.92	$22.02	$22.27	$21.46	$19.46
Total return[3]	5.57%	32.01%	17.38%	3.77%	10.28%[4,5]	41.73%[5]

Net assets, end of period (millions)	$15	$19	$23	$37	$62	$90

Ratios to average net assets:

Gross expenses	2.36%[6]	2.22%	2.21%	2.16%	2.12%	2.00%
Net expenses[7]	2.29 [6,8,9]	2.22 [9]	2.21	2.16	2.12	2.00
Net investment loss	(0.90)[6]	(0.81)	(0.80)	(0.94)	(1.05)	(0.89)
Portfolio turnover rate	9%	17%	12%	41%	14%	13%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended May 31, 2014 (unaudited).
[3]	Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.
[4]	The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 6.94%. Class B received $2,411,941 related to this distribution.
[5]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 10.23% and 41.44% for 2010 and 2009, respectively.
[6]	Annualized.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[8]	Reflects fee waivers and/or expense reimbursements.
[9]	As a result of an expense limitation arrangement, effective December 1, 2012, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class B shares did not exceed 2.30%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended November 30, unless otherwise noted:

Class C Shares[1]	2014[2]	2013	2012	2011	2010	2009
Net asset value, beginning of period	$26.26	$21.48	$21.77	$20.95	$19.47	$13.73

Income (loss) from operations:

Net investment loss	(0.07)	(0.13)	(0.12)	(0.17)	(0.19)	(0.14)
Net realized and unrealized gain	1.40	6.54	3.35	0.99	1.56	5.88
Proceeds from settlement of a regulatory matter	—	—	—	—	0.11	—
Total income from operations	1.33	6.41	3.23	0.82	1.48	5.74

Less distributions from:

Net realized gains	(2.46)	(1.63)	(3.52)	—	—	—
Total distributions	(2.46)	(1.63)	(3.52)	—	—	—

Net asset value, end of period	$25.13	$26.26	$21.48	$21.77	$20.95	$19.47
Total return[3]	5.72%	32.28%	17.63%	3.91%	7.60%[4,5]	41.81%[5]

Net assets, end of period (millions)	$229	$231	$202	$214	$255	$299

Ratios to average net assets:

Gross expenses	2.00%[6]	1.97%	2.00%	2.00%	2.03%	1.94%
Net expenses[7]	2.00 [6]	1.97	2.00	2.00	2.03	1.94
Net investment loss	(0.60)[6]	(0.57)	(0.58)	(0.77)	(0.95)	(0.84)
Portfolio turnover rate	9%	17%	12%	41%	14%	13%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended May 31, 2014 (unaudited).
[3]	Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.
[4]	The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 7.04%. Class C received $1,561,711 related to this distribution.
[5]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 7.55% and 41.59% for 2010 and 2009, respectively.
[6]	Annualized.
[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.

See Notes to Financial Statements.

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended November 30, unless otherwise noted:

Class R Shares[1]	2014[2]	2013	2012	2011	2010	2009
Net asset value, beginning of period	$29.58	$23.90	$23.75	$22.76	$21.18	$14.86

Income (loss) from operations:

Net investment loss	(0.03)	(0.06)	(0.04)	(0.09)	(0.12)	(0.06)
Net realized and unrealized gain	1.61	7.37	3.71	1.08	1.70	6.38
Total income from operations	1.58	7.31	3.67	0.99	1.58	6.32

Less distributions from:

Net realized gains	(2.46)	(1.63)	(3.52)	—	—	—
Total distributions	(2.46)	(1.63)	(3.52)	—	—	—

Net asset value, end of period	$28.70	$29.58	$23.90	$23.75	$22.76	$21.18
Total return[3]	5.94%	32.81%	18.08%	4.35%	7.46%[4]	42.53%[4]

Net assets, end of period (000s)	$2,643	$1,867	$282	$218	$307	$338

Ratios to average net assets:

Gross expenses	1.66%[5]	1.66%	1.70%	1.85%	1.83%	1.49%
Net expenses[6,7,8]	1.58 [5]	1.60	1.60	1.60	1.59	1.43
Net investment loss	(0.18)[5]	(0.21)	(0.17)	(0.37)	(0.53)	(0.34)

Portfolio turnover rate	9%	17%	12%	41%	14%	13%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended May 31, 2014 (unaudited).
[3]	Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.
[4]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 7.41% and 42.33% for 2010 and 2009, respectively.
[5]	Annualized.
[6]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[7]	As a result of an expense limitation arrangement, effective September 18, 2009, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class R shares did not exceed 1.60%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.
[8]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

For a share of each class of beneficial interest outstanding throughout each year ended November 30, unless otherwise noted:

Class I Shares[1]	2014[2]	2013	2012	2011	2010	2009
Net asset value, beginning of period	$32.56	$25.96	$25.32	$24.12	$22.28	$15.55

Income from operations:

Net investment income	0.08	0.17	0.15	0.05	0.05	0.04
Net realized and unrealized gain	1.80	8.06	4.01	1.15	1.79	6.69
Total income from operations	1.88	8.23	4.16	1.20	1.84	6.73

Less distributions from:

Net realized gains	(2.46)	(1.63)	(3.52)	—	—	—
Total distributions	(2.46)	(1.63)	(3.52)	—	—	—

Net asset value, end of period	$31.98	$32.56	$25.96	$25.32	$24.12	$22.28
Total return[3]	6.35%	33.81%	19.03%	4.98%	8.26%[4]	43.28%[4]

Net assets, end of period (millions)	$117	$101	$40	$48	$132	$110

Ratios to average net assets:

Gross expenses	0.89%[5]	0.80%	0.81%	1.08%	0.88%	0.92%
Net expenses[6,7]	0.89 [5]	0.80	0.81	1.03 [8]	0.88	0.92
Net investment income	0.51 [5]	0.59	0.61	0.19	0.20	0.20

Portfolio turnover rate	9%	17%	12%	41%	14%	13%

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended May 31, 2014 (unaudited).
[3]	Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.
[4]	The total return includes gains from settlement of security litigations. Without these gains, the total return would have been 8.21% and 42.96% for 2010 and 2009, respectively.
[5]	Annualized.
[6]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[7]	As a result of an expense limitation arrangement, effective September 18, 2009, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class I shares did not exceed 1.05%. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.
[8]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended November 30, unless otherwise noted:

Class IS Shares[1]	2014[2]	2013[3]
Net asset value, beginning of period	$32.56	$27.11

Income from operations:

Net investment income	0.09	0.16
Net realized and unrealized gain	1.79	5.29
Total income from operations	1.88	5.45

Less distributions from:

Net realized gains	(2.46)	—
Total distributions	(2.46)	—

Net asset value, end of period	$31.98	$32.56
Total return[4]	6.35%	20.10%

Net assets, end of period (000s)	$2,286	$129

Ratios to average net assets:

Gross expenses[5]	0.91%	0.89%
Net expenses[5,6,7,8]	0.85	0.79
Net investment income[5]	0.56	0.76

Portfolio turnover rate	9%	17%[9]

[1]	Per share amounts have been calculated using the average shares method.
[2]	For the six months ended May 31, 2014 (unaudited).
[3]	For the period March 15, 2013 (inception date) to November 30, 2013.
[4]	Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.
[5]	Annualized.
[6]	The impact of compensating balance arrangements, if any, was less than 0.01%.
[7]	As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class IS shares did not exceed those of Class I shares. This expense limitation arrangement cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.
[8]	Reflects fee waivers and/or expense reimbursements.
[9]	For the period December 1, 2012 to November 30, 2013.

See Notes to Financial Statements.

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

ClearBridge Large Cap Growth Fund (the “Fund”) is a separate diversified investment series of Legg Mason Partners Equity Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. The valuations for fixed income securities (which may include, but are not limited to, corporate, government, municipal, mortgage-backed, collateralized mortgage obligations and asset-backed securities) and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of valuation techniques and methodologies. The independent third party pricing services use inputs that are observable such as issuer details, interest rates, yield curves, prepayment speeds, credit risks/spreads, default rates and quoted prices for similar securities. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. When the Fund holds securities or other assets that are denominated in a foreign currency, the Fund will normally use the currency exchange rates as of 4:00 p.m. (Eastern Time). If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers or at the transaction price if the security has recently been purchased and no value has yet been obtained from a pricing service or pricing broker. When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Trustees.

The Board of Trustees is responsible for the valuation process and has delegated the supervision of the daily valuation process to the Legg Mason North American Fund Valuation Committee (the “Valuation Committee”). The Valuation Committee, pursuant to the policies adopted by the Board of Trustees, is responsible for making fair value determinations, evaluating the effectiveness of the Fund’s pricing policies, and reporting to the Board of Trustees. When determining the reliability of third party pricing information for investments owned by the Fund, the Valuation Committee, among other things, conducts due diligence reviews of pricing vendors, monitors the daily change in prices and reviews transactions among market participants.

The Valuation Committee will consider pricing methodologies it deems relevant and appropriate when making fair value determinations. Examples of possible methodologies include, but are not limited to, multiple of earnings; discount from market of a similar freely traded security; discounted cash-flow analysis; book value or a multiple thereof; risk premium/yield analysis; yield to maturity; and/or fundamental investment analysis. The Valuation Committee will also consider factors it deems relevant and appropriate in light of the facts and circumstances. Examples of possible factors include, but are not limited to, the type of security; the issuer’s financial statements; the purchase price of the security; the discount from market value of unrestricted securities of the same class at the time of purchase; analysts’ research and observations from financial institutions; information regarding any transactions or offers with respect to the security; the existence of merger proposals or tender offers affecting the security; the price and extent of public trading in similar securities of the issuer or comparable companies; and the existence of a shelf registration for restricted securities.

For each portfolio security that has been fair valued pursuant to the policies adopted by the Board of Trustees, the fair value price is compared against the last available and next available market quotations. The Valuation Committee reviews the results of such back testing monthly and fair valuation occurrences are reported to the Board of Trustees quarterly.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

GAAP establishes a disclosure hierarchy that categorizes the inputs to valuation techniques used to value assets and liabilities at measurement date. These inputs are summarized in the three broad levels listed below:

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The inputs or methodologies used to value securities are not necessarily an indication of the risk associated with investing in those securities.

The following is a summary of the inputs used in valuing the Fund’s assets carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Common stocks†	$1,040,539,223	—	—	$1,040,539,223
Short-term investments†	—	$12,863,000	—	12,863,000

Total investments	$1,040,539,223	$12,863,000	—	$1,053,402,223

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Fund acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Foreign currency translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from fluctuations in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the values of assets and liabilities, other than investments in securities, on the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(d) Foreign investment risks. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies, may require settlement in foreign currencies or pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(e) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practicable after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(f) Distributions to shareholders. Distributions from net investment income and distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(g) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(h) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(i) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of May 31, 2014, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Under the applicable foreign tax laws, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(j) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and ClearBridge Investments, LLC (“ClearBridge”) is the Fund’s subadviser. Western Asset Management Company (“Western Asset”) manages the Fund’s cash and short-term instruments. LMPFA, ClearBridge and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays a investment management fee, calculated daily and paid monthly, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $1 billion	0.750%
Next $1 billion	0.725
Next $3 billion	0.700
Next $5 billion	0.675
Over $10 billion	0.650

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund, except for the management of cash and short-term instruments, which is provided by Western Asset. For its services, LMPFA pays ClearBridge and Western Asset an aggregate fee equal to 70% of the net management fee it receives from the Fund.

As a result of expense limitation arrangements between the Fund and LMPFA, the ratio of expenses other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class B, Class R and Class I shares did not exceed 2.30%, 1.60% and 1.05% respectively. In addition, total annual fund operating expenses for Class IS shares will not exceed total annual fund operating expenses for Class I shares. These expense limitation arrangements cannot be terminated prior to December 31, 2015 without the Board of Trustees’ consent.

During the six months ended May 31, 2014, fees waived and/or expenses reimbursed amounted to $7,515.

The investment manager is permitted to recapture amounts waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expenses incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 5.75% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 5.00% on Class B shares, which applies if redemption occurs within 12 months from purchase payment. This CDSC declines by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within 12 months from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within 18 months from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of other shares of funds sold by LMIS, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the six months ended May 31, 2014, LMIS and its affiliates retained sales charges of $36,767 on sales of the Fund’s Class A shares. In addition, for the six months ended May 31, 2014, CDSCs paid to LMIS and its affiliates were:

	Class A	Class B	Class C
CDSCs	$62	$2,932	$858

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Investments

During the six months ended May 31, 2014, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases	$98,082,070
Sales	94,048,332

At May 31, 2014, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation	$464,821,478
Gross unrealized depreciation	(1,570,285)

Net unrealized appreciation	$463,251,193

4. Derivative instruments and hedging activities

GAAP requires enhanced disclosure about an entity’s derivative and hedging activities.

During the six months ended May 31, 2014, the Fund did not invest in any derivative instruments.

5. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, Class B, Class C, and Class R shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B, Class C and Class R shares calculated at the annual rate of 0.75%, 0.75% and 0.25% of the average daily net assets of each class, respectively. Service and distribution fees are accrued daily and paid monthly.

For the six months ended May 31, 2014, class specific expenses were as follows:

	Service and/or Distribution Fees	Transfer Agent Fees
Class A	$839,174	$624,305
Class B	86,883	49,959
Class C	1,145,123	237,864
Class R	5,897	4,345
Class I	—	53,819
Class IS	—	663

Total	$2,077,077	$970,955

For the six months ended May 31, 2014, waivers and/or expense reimbursements by class were as follows:

Waivers/Expense Reimbursements
Class A	—
Class B	$6,218
Class C	—
Class R	978
Class I	—
Class IS	319

Total	$7,515

6. Distributions to shareholders by class

	Six Months Ended May 31, 2014	Year Ended November 30, 2013
Net Realized Gains:
Class A	$53,436,088	$35,887,325
Class B	1,729,704	1,694,250
Class C	21,533,008	15,164,769
Class R	176,713	19,397
Class I	7,632,592	2,799,949
Class IS	9,803	—	*

Total	$84,517,908	$55,565,690

*	For the period March 15, 2013 (inception date) to November 30, 2013.

7. Shares of beneficial interest

At May 31, 2014, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Six Months Ended May 31, 2014		Year Ended November 30, 2013
	Shares	Amount	Shares	Amount
Class A
Shares sold	1,700,114	$48,747,534	2,662,469	$71,607,624
Shares issued on reinvestment	1,896,218	51,937,397	1,534,899	34,934,304
Shares repurchased	(1,975,476)	(56,703,572)	(4,463,265)	(115,101,762)

Net increase (decrease)	1,620,856	$43,981,359	(265,897)	$(8,559,834)

Class B
Shares sold	2,117	$52,980	7,592	$181,734
Shares issued on reinvestment	70,513	1,702,175	80,416	1,646,924
Shares repurchased	(186,384)	(4,727,226)	(428,054)	(9,954,337)

Net decrease	(113,754)	$(2,972,071)	(340,046)	$(8,125,679)

Class C
Shares sold	291,058	$7,138,713	487,930	$11,362,069
Shares issued on reinvestment	884,236	20,770,704	736,933	14,687,079
Shares repurchased	(865,403)	(21,263,539)	(1,827,404)	(41,392,316)

Net increase (decrease)	309,891	$6,645,878	(602,541)	$(15,343,168)

Class R
Shares sold	27,207	$772,404	59,872	$1,636,759
Shares issued on reinvestment	5,786	154,878	867	19,397
Shares repurchased	(4,033)	(112,858)	(9,414)	(242,021)

Net increase	28,960	$814,424	51,325	$1,414,135

	Six Months Ended May 31, 2014		Year Ended November 30, 2013
	Shares	Amount	Shares		Amount
Class I
Shares sold	1,294,230	$40,234,511	2,477,396		$71,380,538
Shares issued on reinvestment	162,765	4,839,021	62,595		1,529,812
Shares repurchased	(905,234)	(28,341,830)	(986,032)		(28,523,280)

Net increase	551,761	$16,731,702	1,553,959		$44,387,070

Class IS
Shares sold	71,589	$2,272,626	3,981	*	$123,475	*
Shares issued on reinvestment	329	9,803	—	*	—	*
Shares repurchased	(4,427)	(140,035)	(1	)*	(35	)*

Net increase	67,491	$2,142,394	3,980	*	$123,440	*

*	For the period March 15, 2013 (inception date) to November 30, 2013.

8. Recent accounting pronouncement

The Fund has adopted the disclosure provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Update 2011-11 (“ASU 2011-11”), Balance Sheet (Topic 210) — Disclosures about Offsetting Assets and Liabilities along with the related scope clarification provisions of FASB Accounting Standards Update 2013-01 (“ASU 2013-01”) entitled Balance Sheet (Topic 210) — Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. ASU 2011-11 is intended to enhance disclosures on the offsetting of financial assets and liabilities by requiring entities to disclose both gross and net information about financial instruments and transactions that are either offset in the statement of assets and liabilities or subject to a master netting agreement or similar arrangement. ASU 2013-01 limits the scope of ASU 2011-11’s disclosure requirements on offsetting to financial assets and financial liabilities related to derivatives, repurchase and reverse repurchase agreements, and securities lending and securities borrowing transactions.